UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): January 7, 2009 (December 31, 2008)
MEADOWBROOK INSURANCE GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Michigan	38-2626206
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation)
1-14094
(Commission File Number)

26255 American Drive
Southfield, Michigan	48034
(Address of Principal	(Zip Code)
Executive Offices)
(248) 358-1100
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
Robert S. Cubbin and Michael G. Costello Employment Agreements
Previously, Meadowbrook, Inc. and Meadowbrook Insurance Group, Inc., (collectively, the “Company”) entered into Employment Agreements (“Agreements”) with Robert S. Cubbin, Chief Executive Officer, and Michael G. Costello, General Counsel of the Company effective January 1, 2004.
Effective January 1, 2009, except with respect to the amendments to the Agreements relating to Section 409A of the Internal Revenue Code of 1986 (the “Code”), which are generally effective January 1, 2005, the Company and Messrs. Cubbin and Costello have entered into amended and restated Agreements. The amended and restated Agreements provide for customary increases in base salary and to qualify the amounts payable under the Agreements for exemption from treatment as deferred compensation under Code Section 409A.
In addition, the amended Agreements provide for an increase in the annual discretionary bonus from 50% to 70% of base salary for Mr. Cubbin and from 40% to 50% for Mr. Costello. The amended Agreements also provide for an increase in the aggregate annual value of the target award under the Company’s Long Term Incentive Plan (the “LTIP”) from 60% to 70% of base salary for Mr. Cubbin and from 40% to 50% of base salary for Mr. Costello.
The amended Agreements provide that in the event of the termination of Mr. Cubbin or Mr. Costello’s employment by the executive for good reason or by the Company without cause, in either case following a change in control of the Company, the severance payable to the executive would include the target award for the then current three year performance period under the Company’s LTIP plus an amount equal to two times the sum of the executive’s annual base salary and the executive’s target discretionary bonus, subject to repayment by the executive upon the executive’s breach of his covenant to not compete with the Company or to solicit Company employees as provided in the Agreements.
Finally, the amended Agreements now include notice and cure provisions in the definition of “good reason.” Within ninety days following the occurrence of any event referenced in definition of “good reason,” the executive shall provide the Company notice of the existence of the condition. Upon receiving notice, the Company shall have no more than thirty days to remedy the condition. If the Company fails to remedy the condition, the executive shall have six months from the date of the initial existence of one of the condition to terminate his employment under this section.
The amended and restated Agreements were approved by the Compensation Committee of the Board of Directors (the “Committee”). The foregoing descriptions of the amended and restated Agreements do not purport to be the entire Agreements. A copy of the amended and restated Agreements are attached as Exhibits 10.1 and 10.2 to this current report on Form 8-K and incorporated herein by reference.

New Employment Agreements
Previously, the Company had entered into At-Will Employment and Severance Agreements with six of its senior executives, which included Karen M. Spaun and James M. Mahoney. The Company has determined it to be in its best interests to terminate those agreements and replace them with Employment Agreements (the “Agreements”).
The Agreements for Ms. Spaun and Mr. Mahoney are effective January 1, 2009 through December 31, 2011. Unless either the Company or they give notice to the other party of an election not to renew their Agreement on or before December 31, 2009, and annually thereafter, the Agreement will automatically be extended one additional year.
These Agreements provide for a base salary of not less than $26,250 per month for Ms. Spaun and $22,083 per month for Mr. Mahoney. In addition, at the sole discretion of the Company, upon the attainment of certain growth and profitability goals, profit center goals and personal goals and objectives, each Agreement provides for an annual discretionary bonus. Ms. Spaun’s Agreement provides for a discretionary bonus target of 50% of her base salary. Mr. Mahoney’s Agreement provides for a discretionary bonus target of 50% of his base salary. Furthermore, each Agreement makes the employee eligible for restricted stock awards and the Company’s LTIP, assuming certain performance targets are achieved by the Company. Under the LTIP, the aggregate annual value of the target incentive award for Ms. Spaun is equal to 50% of her base salary and 35% of Mr. Mahoney’s base salary.
In the event the executive’s employment is terminated by the Company and without cause, or by the executive for good reason, the Company shall pay to executive (a) his or her base salary for twelve months over the Company’s regularly scheduled payroll, (b) a pro rata share of the portion of the executive’s discretionary bonus that is based on Company performance criteria, and (c) the executive’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of the executive’s and his family members’ eligibility for COBRA continuation coverage.
In the event the executive’s employment is terminated by the Company following a change in control and without cause, or by the executive for good reason, the Company shall pay to the executive (a) an amount equal to one times the sum of (i) the executive’s annual base salary, (ii) the executive’s target discretionary bonus, plus (iii) the executive’s target award for the then current three year performance period under the Company’s LTIP, to be paid in a lump sum payment within ten days following the date executive’s employment terminates, (b) a pro rata share of the portion of executive’s discretionary bonus that is based on Company performance criteria no later than the February 28th following the year executive’s employment terminates, and (c) executive’s COBRA premiums for health care coverage for eighteen months, or, if earlier, the cessation of executive’s and executive’s family members’ eligibility for COBRA continuation coverage, and (d) any outstanding stock options and restricted stock awards, if any, shall vest and become exercisable by executive. In the event his employment terminates following a change in control and the executive becomes entitled to the aforementioned payments, the executive has agreed to be subject to restrictive covenants against competing with the Company for a period of two years following such termination of employment. These restrictions are in addition to those already in effect for all Company employees.
The new Agreements were approved by the Committee. The foregoing descriptions of the Agreements do not purport to be the entire Agreements. A copy of the Form of Employment Agreements is attached as Exhibit 10.3 to this current report on Form 8-K and incorporated herein by reference.

Amendment to the Company’s Long Term Incentive Plan
In 2004, the Company adopted its LTIP, which allows participants to earn stock and cash based upon the achievement of specified financial goals over a three-year performance period. The first performance period was from 2004-2006. The second performance period was from 2007-2009. With the Company’s recent merger with ProCentury Corporation (“ProCentury”), the Committee analyzed how best to integrate participating ProCentury employees into the Company’s current LTIP and work towards one common financial goal. As such, the Committee suspended the 2007-2009 performance period as of December 31, 2008, as opposed to December 31, 2009. The Committee made no changes to the performance criteria, nor the pro-rata amount or timing of any participant’s targeted LTIP award(s) for the current performance period suspended as of December 31, 2008. Further, the Committee established a new performance period of January 1, 2009 through December 31, 2011.
The foregoing description of the Amendment to the Long Term Incentive Plan does not purport to be the entire Amendment. A copy of the Amendment is attached as Exhibit 10.4 to this current report on Form 8-K and incorporated herein by reference.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
a.	None.

b.	None.

c.	Not Applicable.

d.	The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:
10.1	Employment Agreement between the Company and Robert S. Cubbin, dated January 1, 2009.

10.2	Employment Agreement between the Company and Michael G. Costello, dated January 1, 2009.

10.3	Form of senior executive Employment Agreement between the Company and senior executive, effective January 1, 2009.

10.4	First Amendment to the Company’s Long Term Incentive Plan, dated December 30, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2009	MEADOWBROOK INSURANCE GROUP, INC. (Registrant)
	By:	/s/ Karen M. Spaun
Karen M. Spaun, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Employment Agreement between the Company and Robert S. Cubbin, dated January 1, 2009.

10.2	Employment Agreement between the Company and Michael G. Costello, dated January 1, 2009.

10.3	Form of senior executive Employment Agreement between the Company and senior executive, effective January 1, 2009.

10.4	First Amendment to the Company’s Long Term Incentive Plan, dated December 30, 2008.